Inradoptics

Annual Meeting of Shareholders

We improve the world's safety, security and scientific understanding by transforming challenging requirements into optical realities.


CRYSTAL
SOURCE
IMAGE

June 8, 2021

Who We Are:

Vertically integrated with extensive optical fabrication capabilities, Inrad Optics manufactures high-precision optical components from glass, crystal and metal. Expertise includes proprietary crystal assemblies for nanoscale surface analysis, production of extreme precision optical surfaces and large form factor optics. R & D, engineering and manufacturing operations are conducted in New Jersey by a talented, committed and diverse workforce.

Inradoptics

Our Value Proposition in a Fierce and Fragmented Marketplace:

We address an unmet need in the custom optical components and sub-systems marketplace.

- We focus on high barrier to entry and niche optical technologies
- We take on engineering intensive build-to-print OEM projects
- We offer concurrent engineering services to shrink development cycle time and optimize designs for manufacturability
- We offer best in class optical materials expertise

Inradoptics

Crystals to Coatings

- Crystalline Materials & Devices
- Glass & Glass-like Optics & Assemblies
- Metal Substrate Optics & Assemblies









Inradoptics

Markets & Applications

Aerospace & Defense



Mirrors, lenses, filters for targeting & night vision

Process Control and Metrology



Large, extreme precision optics for semiconductor wafer inspection

Laser Systems



Crystal device used in laser cataract surgery

Universities & National Labs

Stilbene crystal for nuclear materials detection


SLAC
NREL
INL
Science
Technology

Inradoptics


Annual Revenue By Market
6,000
5,000
4,000
3,000
2,000
1,000
0
2020
2019
2018
Defense/Aerospace
Process Control & Metrology
Laser Systems
Universities & National Laboratories


Q1 Revenue By Market 2021 vs 2020
1,200
1,000
800
600
400
200
0
Q1 2021
Q1 2020
Defense/Aerospace
Process Control & Metrology
Laser Systems
Universities & National Laboratories

Our goal: Continue to grow defense, space & x-ray optics to mitigate revenue gaps from cyclic semiconductor equipment segment(PC&M), rationalize product offerings, and leverage unique expertise to provide growth and return shareholder value

Inradoptics